                     CONTRIBUTION AND ASSUMPTION AGREEMENT*



                                  BY AND AMONG


                    PACIFIC GAS TURBINE CENTER, INCORPORATED,

                        WILLIS LEASE FINANCE CORPORATION



                                       AND


                         PACIFIC GAS TURBINE CENTER, LLC


                            DATED AS OF MAY 28, 1999









------------------------
* Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Commission.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I.           DEFINITIONS..................................................................................2

         1.01.       Definitions..................................................................................2
         1.02.       Index of Other Defined Terms.................................................................4

ARTICLE II.          CONTRIBUTION AND SALE OF ASSETS..............................................................5

         2.01.       Agreement to Contribute, Sell, Accept and Purchase...........................................5
         2.02.       Assumption of Liabilities....................................................................6

ARTICLE III.         CONTRIBUTION CONSIDERATION...................................................................6

         3.01.       Contribution Consideration...................................................................6

ARTICLE IV.          THE CLOSING..................................................................................6

         4.01.       The Closing..................................................................................6

ARTICLE V.           REPRESENTATIONS AND WARRANTIES OF PGTC.......................................................7

         5.01.       Corporate Existence and Power................................................................7
         5.02.       Authorization................................................................................7
         5.03.       Non-Contravention............................................................................7
         5.04.       Financial Statements.........................................................................7
         5.05.       Properties; Leases...........................................................................8
         5.06.       Litigation...................................................................................8
         5.07.       Brokers......................................................................................8

ARTICLE VI.          REPRESENTATIONS AND WARRANTIES OF LLC........................................................8

         6.01.       Organization and Existence...................................................................8
         6.02.       LLC Authorization............................................................................8

ARTICLE VII.         CONDITIONS TO CLOSING........................................................................8

         7.01.       Conditions to Obligations of PGTC and LLC....................................................8

ARTICLE VIII.        MUTUAL COVENANTS.............................................................................9

         8.01.       Taxes........................................................................................9
         8.02.       Employee Matters.............................................................................9
         8.03.       Further Assurances...........................................................................9

                                                                                                               Page
                                                                                                               ----
ARTICLE IX.          SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS AND INDEMNIFICATION....................9

         9.01.       Agreement Survival of Representations, Warranties and Covenants..............................9
         9.02.       Indemnification by WLFC......................................................................9
         9.03.       Indemnification by LLC......................................................................10
         9.04.       Limitations on Indemnification..............................................................10
         9.05.       Procedure for Indemnification...............................................................11

ARTICLE X.           MISCELLANEOUS...............................................................................12

         10.01.      Notices.....................................................................................12
         10.02.      Amendments; No Waivers......................................................................13
         10.03.      Rights and Remedies Cumulative..............................................................13
         10.04.      Rights and Remedies of LLC..................................................................14
         10.05.      Construction; Interpretation................................................................14
         10.06.      Severability................................................................................14
         10.07.      Counterparts................................................................................14
         10.08.      Entire Agreement............................................................................14
         10.09.      Governing Law...............................................................................14
         10.10.      Expenses....................................................................................14
         10.11.      Third-Party Beneficiaries...................................................................14
         10.12.      Dispute Resolution..........................................................................15
         10.13.      Press Release...............................................................................15


                                    SCHEDULES
                                    ---------
Schedule 2.01(a)              Transferred Assets
Schedule 2.01(n)              Excluded Assets
Schedule 2.02                 Assumed Liabilities
Schedule 5.06                 Litigation

                      CONTRIBUTION AND ASSUMPTION AGREEMENT
                      -------------------------------------

                  This CONTRIBUTION AND ASSUMPTION AGREEMENT (this "Agreement"), is dated as of May 28, 1999, by and among PACIFIC GAS TURBINE CENTER, INCORPORATED, a Delaware corporation ("PGTC"), and a wholly-owned subsidiary of WILLIS LEASE FINANCE CORPORATION, a Delaware corporation ("WLFC") and PACIFIC GAS TURBINE CENTER, LLC, a Delaware limited liability company ("LLC").

                                 R E C I T A L S

                  A. PGTC is currently engaged in the business of storage and distribution of aircraft and engine spare parts inventory, overhaul and testing of jet engines, including the dismantling, cleaning, repair and testing of said jet engines (the "PGTC Business").

                  B. PGTC, on behalf of WLFC, has formed LLC to develop, own, operate and maintain the PGTC Business.

                  C. PGTC, on behalf of WLFC, and LLC are entering into this Contribution and Assumption Agreement, pursuant to which PGTC is contributing to LLC certain Transferred Assets, including the PGTC Business, in exchange for which, upon PGTC's dissolution pursuant to applicable law, WLFC will receive a Member Interest in LLC.

                  D. (i) Concurrently herewith, Chromalloy Gas Turbine Corporation, a Delaware corporation ("CGTC") and LLC are entering into a Contribution and Assumption Agreement (the "CGTC Contribution Agreement"), which is substantially similar to this Agreement, pursuant to which CGTC is contributing to LLC $__________* in cash and (ii) CGTC shall contribute an additional amount in cash pursuant to Section 4.3(b) of the Operating Agreement (the sum of (i) and (ii), the "CGTC Cash Contribution"), in exchange for which CGTC Cash Contribution CGTC will also receive a Member Interest in LLC.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows.


----------------------
  * The material has been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Commission.

                                   ARTICLE I.

                                  DEFINITIONS

                  1.01. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used herein:

                  "AFFILIATE" has the meaning given to it in the Operating Agreement.

                  "ANCILLARY DOCUMENTS" means the agreements, certificates, instruments or other documents to be executed and delivered in connection with this Agreement, including without limitation the Exhibits hereto and the Operating Agreement.

                  "APPLICABLE LAW" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinances, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

                  "ASSUMED LIABILITIES" has the meaning given to it in
Section 2.02.

                  "CONTRACTS" means all material contracts, agreements, leases, licenses, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which PGTC is a party as of the Closing Date and which relate to the PGTC Business.

                  "CONTRIBUTION CONSIDERATION" has the meaning given to it in
Section 3.01.

                  "EXCLUDED ASSETS" means those assets of PGTC set forth on
SCHEDULE 2.01(n).

                  "EXCLUDED LIABILITIES" means those Liabilities that are not Assumed Liabilities and are not incurred in the ordinary course of business by PGTC or by WLFC, as the successor to PGTC.

                  "FACILITIES" means all offices, warehouses, administration buildings and all real property and all related facilities leased by PGTC or WLFC in connection with the PGTC Business.

                  "GAAP" means generally accepted accounting principles in the United States, consistently applied.

                  "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

                  "LIABILITY" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

                  "LIEN" includes any mortgage, lien, pledge, security interest, conditional sale agreement, charge, claim, easement, right, condition, restriction or other encumbrance or defect of title of any nature whatsoever (including without limitation, any assessment, charge or other type of notice which is levied or given by any Governmental Authority and for which a lien could be filed).

                  "LOSSES" means all damages, judgments, and amounts paid in settlement (net of insurance proceeds and any tax-related benefits received).

                  "MEMBERS" has the meaning given to it in the Operating Agreement.

                  "MEMBER INTEREST" has the meaning given to it in the Operating Agreement.

                  "OPERATING AGREEMENT" means the Operating Agreement, of even date herewith, by and between WLFC and CGTC, as may be amended from time to time.

                  "PGTC INDEMNITEES" has the meaning given to it in Section
9.03.

                  "PERCENTAGE INTEREST" has the meaning given to it in the Operating Agreement.

                  "PERMITTED LIENS" means (a) Liens securing the repayment of Assumed Liabilities, (b) Liens for Taxes or governmental charges or claims
(i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (c) statutory Liens of landlords, Liens of carriers, warehousepersons, mechanics and materialpersons and other Liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (d) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice and (e) easements, rights of way and other imperfections of title or encumbrances that are a matter of public record and do not materially affect the marketability of the property subject thereto or materially interfere with the present or proposed use of such property.

                  "PERSON " has the meaning given to it in the Operating Agreement.

                   "PREPAID EXPENSES" means the prepaid charges and expenses of PGTC relating to the PGTC Business, including, without limitation, any such charges and expenses with respect to ad valorem taxes, leases and rentals and utilities.

                  "REQUIRED CONSENTS" means (a) each governmental or other material registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required under Applicable Law to be obtained by PGTC by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any material permit or otherwise, and (b) each consent of the other party or parties to any Contract which must be obtained by PGTC pursuant to an express term or provision thereof by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the invalidity of the transfer of such Contract, the termination thereof, a material breach or default thereunder or any other material change or modification to the terms thereof.

                  "TAX" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

                  1.02. INDEX OF OTHER DEFINED TERMS. In addition to those terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:


                 DEFINED TERM                                                             SECTION
                 "AAA"                                                                    10.13
                 "Agreement"                                                              Preamble
                 "Balance Sheet"                                                          5.04
                 "CGTC Contribution Agreement"                                            Recitals
                 "CGTC"                                                                   Recitals
                 "Claimant"                                                               9.05(a)
                 "Closing Date"                                                           4.01
                 "Indemnifying Party"                                                     9.05(a)
                 "LLC"                                                                    Preamble
                 "PGTC Business"                                                          Recitals
                 "Proceedings"                                                            5.12
                 "Transferred Assets"                                                     2.01

                                   ARTICLE II.

                         CONTRIBUTION AND SALE OF ASSETS

                  2.01.    AGREEMENT TO CONTRIBUTE, SELL, ACCEPT AND
                           -----------------------------------------
PURCHASE. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, PGTC is contributing and delivering to LLC on the Closing Date, and LLC is accepting from PGTC, free and clear of all Liens, other than Permitted Liens, the following, except for any Excluded Assets set forth on SCHEDULE 2.01(n) that are included in any of the following:

                           (a)      The fixtures and equipment set forth on
SCHEDULE 2.01(a);

                           (b)      Any Contracts;

                           (c)      The accounts receivable set forth on
SCHEDULE 2.01(a);

                           (d)      The inventory set forth on SCHEDULE
2.01(a);

                           (e)      The prepaid expenses set forth on
SCHEDULE 2.01(a);

                           (f)      All leasehold interests in the Facilities;

                           (g)      All rights of PGTC to insurance coverage
covering or relating to the PGTC Business with respect to events occurring or claims arising prior to the Closing Date, but only to the extent such coverage and any proceeds therefrom covers or relates to any of the Assumed Liabilities or any pre-Closing liabilities or obligations of the PGTC Business which LLC becomes subject to notwithstanding the provisions of this Agreement;

                           (h)      The phone numbers used by the PGTC
Business;

                           (i)      All goodwill associated with the PGTC
Business or the Transferred Assets;

                           (j)      All of PGTC's rights, claims, credits,
causes of action or rights of setoff against third parties relating to the Transferred Assets of PGTC, whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations and guaranties made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to PGTC in connection with the PGTC Business and affecting any of the Transferred Assets of PGTC;

                           (k)      All transferable franchises, licenses,
permits or other authorizations issued or granted by any Governmental Authority that are owned by, granted to or held or used by PGTC in connection with the PGTC Business, whether or not actually utilized by PGTC;

                           (l)      All books, records, files and papers of
PGTC related to the conduct of the PGTC Business at any time prior to the Closing Date (except records relating to federal and state income tax and accounting), whether in hard copy or computer format, including bank account records, books of account, invoices, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, personnel and employment records of employees to be hired by LLC pursuant to Section 8.02 and documentation developed or used for marketing, manufacturing or any other purpose;

                           (m)      All cash and cash equivalents set forth
on SCHEDULE 2.01(a); and

                           (n)      All other assets and properties of PGTC
that exist on the Closing Date and are used in connection with the PGTC Business, whether tangible or intangible, real or personal.

                           The collective assets, properties, rights,
licenses, permits, contracts, causes of action, claims, operations and business to be transferred to LLC by PGTC pursuant hereto, exclusive of any Excluded Assets, are referred to collectively herein as the "Transferred Assets." The parties acknowledge and agree that each of the Excluded Assets shall remain property of PGTC or any successor in interest to PGTC (including
WLFC) following the Closing Date.

                  2.02. ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, LLC, effective as of the Closing Date, will assume and perform and in due course pay and discharge all obligations, Contracts and other Liabilities of PGTC as they exist on the Closing Date, including all trade payables and accrued expenses arising in the ordinary course of business as set forth on SCHEDULE 2.02 (the "Assumed Liabilities").

                                  ARTICLE III.

                           CONTRIBUTION CONSIDERATION

                  3.01. CONTRIBUTION CONSIDERATION. In consideration for the contribution and assignment to LLC of the Transferred Assets hereunder, in addition to LLC's assumption of the Assumed Liabilities, LLC will issue to PGTC a Member Interest in LLC (the "Contribution Consideration") pursuant to the Operating Agreement having a Percentage Interest equal to 50%.

                                   ARTICLE IV.

                                   THE CLOSING

                  4.01.    THE CLOSING.
                           (a)      The Closing shall take place on May 28,
1999, at the offices of McKenna & Cuneo, LLP located at 750 B Street, Suite 3300, San Diego, CA 92101, unless another date, time or place is agreed to in writing by the parties hereto.

                           (b)      As of the Closing Date, PGTC and WLFC, as
applicable, shall deliver to LLC the following, in form and substance reasonably satisfactory to LLC and its counsel: (i) a duly executed bill of sale in the form attached hereto as EXHIBIT A; (ii) duly executed assignment and assumption agreements with respect to the Contracts, in the form attached hereto as EXHIBIT B; (iii) a duly executed assignment agreement with respect to the Facilities, in the form attached hereto as EXHIBIT C; and (iv) a duly executed Operating Agreement in the form attached hereto as EXHIBIT D.

                           (c)      As of the Closing Date, LLC shall deliver
to PGTC (i) duly executed assignment and assumption agreements with respect to the Contracts, duly executed by LLC, in the form attached hereto as EXHIBIT B; and (ii) a duly executed assignment agreement with respect to the Facilities, in the form attached hereto as EXHIBIT C.

                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF PGTC

                  As an inducement to LLC to enter into this Agreement and to consummate the transactions contemplated herein, PGTC represents and warrants to LLC as follows:

                  5.01. CORPORATE EXISTENCE AND POWER. Until the date on which the Certificate of Dissolution with the Secretary of State of Delaware is filed to dissolve PGTC (as set forth in the Recitals to the Operating Agreement), PGTC is a corporation duly organized and validly existing and in good standing under the laws of the state of Delaware, and has all corporate power and authority required to carry on the PGTC Business as now conducted and to own and operate the Transferred Assets as now owned and operated.

                  5.02. AUTHORIZATION. The execution, delivery and performance by PGTC of this Agreement and the Ancillary Documents and the consummation by PGTC of the transactions contemplated hereby and thereby are within PGTC's corporate powers and have been duly authorized by all necessary corporate action on the part of PGTC. This Agreement and the Ancillary Documents have been duly and validly executed by PGTC and constitute the legal, valid and binding agreements of PGTC, enforceable against PGTC in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

                  5.03. NON-CONTRAVENTION. Assuming the Required Consents are obtained, to the knowledge of PGTC, the execution, delivery and performance by PGTC of this Agreement and the Ancillary Documents does not and will not materially conflict with, constitute a material default under or be prevented by the terms of any Contract.

                  5.04. FINANCIAL STATEMENTS. The unaudited balance sheet of PGTC as of December 31, 1998, the unaudited income statement for the year ended December 31, 1998, the unaudited balance sheet of PGTC as of April 30, 1999 (the "Balance Sheet") and the unaudited income statement for the four-month period ended April 30, 1999, a copy of each of which has been delivered to LLC, present fairly the financial position and assets and liabilities of PGTC in all material respects as of such date.

                  5.05. PROPERTIES; LEASES. PGTC holds title to all of the Transferred Assets owned by it and WLFC has a valid leasehold interest in all of the Facilities.

                  5.06. LITIGATION. Except as set forth on SCHEDULE 5.06, there are no (a) actions, suits, hearings, arbitrations, proceedings (public or private) or investigations that have been brought by or against any Governmental Authority or any other Person (collectively, "Proceedings") pending or, to the knowledge of PGTC, any threatened material Proceedings, against or affecting the PGTC Business or any of the Transferred Assets or which seek to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent PGTC from complying with the terms and provisions of this Agreement or (b) existing orders, judgments or decrees of any Governmental Authority affecting any of the Transferred Assets or the PGTC Business.

                  5.07. BROKERS. PGTC is not a party to any contract, agreement, arrangement or understanding with any Person which will result in the obligation of LLC to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                                   ARTICLE VI.

                      REPRESENTATIONS AND WARRANTIES OF LLC

                  As an inducement to PGTC to enter into this Agreement and to consummate the transactions contemplated herein, LLC hereby represents and warrants to PGTC that:

                  6.01. ORGANIZATION AND EXISTENCE. LLC is a limited liability company duly organized, validly existing under the laws of the State of Delaware and has all corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

                  6.02. LLC AUTHORIZATION. The execution, delivery and performance by LLC of this Agreement and the Ancillary Documents and the consummation by LLC of the transactions contemplated hereby and thereby are within the powers of LLC and have been duly authorized by all necessary action on the part of LLC. This Agreement and the Ancillary Documents constitute a legal, valid and binding agreement of LLC, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

                                  ARTICLE VII.

                              CONDITIONS TO CLOSING

                  7.01. CONDITIONS TO LLC'S OBLIGATIONS. The respective obligations of each party under this Agreement shall be subject to the satisfaction (or waiver by each such party) on or prior to the Closing Date of the following conditions:

                           (a)  Executed copies of each of the Ancillary
Documents;

                           (b)  Evidence that all conditions to the closing
of the transactions contemplated by the CGTC Contribution Agreement have been satisfied.

                                 ARTICLE VIII.

                               MUTUAL COVENANTS

                  LLC and PGTC hereby covenant and agree as follows:

                  8.01. TAXES. All sales, value added, use, transfer, registration, stamp and similar Taxes imposed in connection with the transfer of the Transferred Assets will be borne by PGTC.

                  8.02. EMPLOYEE MATTERS. LLC shall offer employment to each employee of PGTC.

                  8.03. FURTHER ASSURANCES. At any time or from time to time after the Closing Date, each party shall, at the request of the other party or the other party's counsel, execute and deliver any further instruments or documents and take all such further action as the other party or the other party's counsel may reasonably request in order to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

                                  ARTICLE IX.

                  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                         COVENANTS AND INDEMNIFICATION

                  9.01. AGREEMENT SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants contained in this Agreement and any certificate, document or instrument delivered hereunder or in connection herewith shall be deemed continuing representations, warranties and covenants and shall survive the Closing Date for a period equal to the statute of limitations applicable thereto.

                  9.02. INDEMNIFICATION BY WLFC. WLFC shall indemnify and hold LLC harmless against and with respect to, and shall reimburse LLC for:

                        (a) Any and all Losses resulting from a breach of any representation or warranty or nonfulfillment of any covenant of PGTC contained herein or in any bill of sale or assignment and assumption agreements delivered to LLC hereunder or in connection herewith; and

                        (b) Any and all Losses constituting the payment by LLC of obligations and liabilities of PGTC that are Excluded Liabilities.

                  9.03. INDEMNIFICATION BY LLC. LLC shall indemnify and hold PGTC and WLFC (together, the "PGTC Indemnitees") harmless against and with respect to, and shall reimburse the PGTC Indemnitees for:

                        (a) Any and all Losses resulting from a breach of any representation or warranty or nonfulfillment of any covenant or agreement by it contained herein or in any assignment and assumption agreements delivered to PGTC hereunder or in connection herewith;

                        (b) Any and all Liabilities, accruals, deferments, debts, duties and obligations incurred or arising after the Closing Date in connection with the operation of the PGTC Business or any other business of LLC; and

                        (c) Any and all Losses constituting the payment by PGTC or WLFC of obligations and liabilities of LLC that are Assumed Liabilities.

                  9.04. LIMITATIONS ON INDEMNIFICATION.

                        (a) Notwithstanding Sections 9.02 and 9.03 hereto, the rights and obligations under this Article IX of the PGTC Indemnitees and LLC are subject to the following:

                             (i)   neither the PGTC Indemnitees nor
                  LLC shall be entitled to any recovery unless a claim for indemnification is made in accordance with Section 9.05(a), the claim for indemnification is made within the time period of survival set forth in Section 9.01 and the entity seeking indemnification complies with the procedures set forth in
                  Section 9.05;

                             (ii)  the PGTC Indemnitees, on the one
                  hand, and LLC, on the other hand, shall not be entitled to any indemnification hereunder unless and until the Losses that the relevant party is entitled to be indemnified for hereunder exceed, in the aggregate, $250,000, in which event the relevant party shall only be entitled to recover Losses that are in excess of $250,000; PROVIDED, HOWEVER, that any Losses with respect to the items set forth on SCHEDULE 5.06 shall not be subject to the limitations of this Section 9.04(a)(ii); and

                             (iii) neither the PGTC Indemnitees nor
                  LLC shall be entitled to recover Losses from the other totaling in excess of the sum of $__________* PLUS the amount of the additional cash capital contribution made by CGTC to LLC pursuant to Section 4.3(b) of the Operating Agreement.


--------------------

* The material has been omitted pursuant to a request for confidential treatment and the material has been filed separately with the Commission.

                        (b) The indemnification provisions in this Article IX shall be the exclusive remedy for any breach of the representations and warranties set forth in this Agreement.

                  9.05. PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

                        (a)  The party claiming indemnification (the
"Claimant") shall promptly give written notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) in reasonable detail, the factual basis for such and (ii) in good faith, the estimated amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against the Claimant, such notice shall be given by Claimant within ten business days after written notice of such action, suit or proceeding was received by Claimant. The failure of the Claimant to provide such written notice within the time period specified shall not relieve the Indemnifying Party of its indemnification liability under
Section 9.02 or Section 9.03, unless such failure materially prejudices the rights of the Indemnifying Party in defending against the claim or action.

                        (b) Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have 30 days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), subject to clause (c) below with respect to third party claims, the Claimant may seek appropriate legal remedy.

                        (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim with legal counsel of its own selection; PROVIDED, HOWEVER, that the Claimant shall pay the fees and expenses of such counsel. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such Claim; PROVIDED, HOWEVER, that no settlement or compromise of any claim which may result in any indemnification liability may be made by the Claimant without the prior written consent of the Indemnifying Party.

                        (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                        (e) Upon satisfaction of any third party claim pursuant to this Article IX, the Indemnifying Party shall be subrogated to all rights and remedies of the Claimant against any third party with respect to such claim.

                                  ARTICLE X.

                                 MISCELLANEOUS

                  10.01. NOTICES. All notices and other communications required or permitted to be made under this Agreement shall be in writing and shall be deemed duly given upon actual receipt if (a) delivered personally or by confirmed telecopier transmission, (b) delivered on by overnight carrier or (c) sent by United States registered mail, return receipt requested, postage prepaid, and addressed as follows:

                  IF TO LLC:

                           Pacific Gas Turbine Center, LLC
                           7007 Consolidated Way
                           San Diego, California 92121
                           Attention: Graham Bell
                           Telephone No.: (619) 877-2841
                           Telecopier No.: (619) 578-7009

                  IF TO PGTC:

                           Pacific Gas Turbine Center, Incorporated,
                           c/o WLFC Lease Finance Corporation
                           2320 Marinship Way
                           Suite 300
                           Sausalito, California  94965
                           Attention: General Counsel
                           Telephone No.: (415) 275-5112
                           Telecopier No.: (415) 331-5167

                  IF TO WLFC:

                           Willis Lease Finance Corporation
                           2320 Marinship Way
                           Suite 300
                           Sausalito, California  94965
                           Attention: General Counsel
                           Telephone No.: (415) 275-5112
                           Telecopier No.: (415) 331-5167

                  IN EACH CASE, WITH A COPY TO:

                           Gibson, Dunn & Crutcher LLP
                           333 South Grand Avenue
                           Los Angeles, California 90071
                           Attention: Linda L. Curtis, Esq.
                           Telephone No.: (213) 229-7582
                           Telecopier No.: (213) 229-6582

                  IF TO CGTC:

                           Chromalloy Gas Turbine Corporation
                           4430 Director Drive
                           P.O. Box 200150
                           San Antonio, Texas 78219
                           Attention: Kenneth J. Binder
                           Telephone No.: (210) 333-6010
                           Telecopier No.: (210) 337-3962

                           Sequa Corporation
                           200 Park Avenue
                           New York, New York 10166
                           Attention: Stuart Z. Krinsly
                           Telephone No.: (212) 986-5500
                           Telecopier No.: (212) 557-9465

                  10.02. AMENDMENTS; NO WAIVERS. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is duly executed by LLC and PGTC. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement of any other right, power or privilege.

                  10.03. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                  10.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party.

                  10.05. CONSTRUCTION; INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

                  10.06. SEVERABILITY. Any term or provision of this Agreement that is or becomes invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement.

                  10.07. COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts and via facsimile with the same effect as if all parties hereto had signed the same document. All counterparts shall be consumed together and shall constitute one instrument.

                  10.08. ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules and the Ancillary Documents, constitute the entire agreement among the parties pertaining to the subject matter hereof, and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings pertaining thereto.

                  10.09. GOVERNING LAW. This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of California.

                  10.10. EXPENSES. WLFC shall pay all costs and expenses incurred by or on behalf of WLFC in connection with the negotiation of this Agreement and the performance of the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its legal counsel; PROVIDED, HOWEVER, that all costs and expenses incurred in connection with the formation of LLC, including fees and expenses of legal counsel in connection therewith, shall be paid 50% by WLFC and 50% by CGTC.

                  10.11. THIRD-PARTY BENEFICIARIES. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give any person or entity, other than the parties hereto, and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                  10.12. DISPUTE RESOLUTION.

                         (a)  Any controversy or claim arising out of or
relating to this Agreement (or breach thereof), whether arising in tort, contract or otherwise, shall be settled in accordance with the following procedures:

                              (i)   The parties shall first attempt to
                  resolve such controversy or claim by meeting with an independent mediator chosen by both parties.

                              (ii)  If the parties are unable to
                  mutually agree upon a mediator, then the mediator shall be appointed by the American Arbitration Association in the San Diego, California metropolitan area ("AAA") in accordance with then-current commercial rules of mediation thereof.

                              (iii) If such controversy or claim cannot
                  be resolved by mediation within sixty (60) days after the party raising the controversy or claim first notifies the other party thereof in writing, then the controversy or claim shall be submitted to AAA for binding arbitration, to be held in San Diego, California metropolitan area in accordance with the then-current commercial rules of arbitration of AAA.

                         (b)  The award from any binding arbitration shall be
binding upon the parties and their successors and permitted assigns, whether or not any party fails or refuses to participate therein, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                         (c)  The arbitrator shall have the power to issue
injunctions and otherwise to grant equitable relief, and shall award legal fees and costs (including fees and costs incurred by AAA and by the arbitrator) to the prevailing party. The arbitrator shall not have the power to award punitive, exemplary or indirect damages.

                         (d)  Except as otherwise provided in Article IX and
as may be otherwise ordered by the arbitrator in accordance with
Section 10.12(c), each party shall bear its own costs and expenses in connection with any proceeding commenced under this Section 10.12, including, without limitation, legal fees and disbursements, travel expenses, witness fees and costs, photocopying and other preparation expenses. The costs and other fees charged by the independent mediator or AAA, whether in connection with a mediation and/or arbitration, shall be shared generally by the parties.

                  10.13. PRESS RELEASE. Neither party shall make any press release or otherwise announce to the public the transactions described herein without the other party's written approval of the form and content of the press release or other announcement. If a public statement is required to be made by law, the parties shall consult with each other in advance as to the contents and timing thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Contribution and Assumption Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                          PGTC:
                                          PACIFIC GAS TURBINE CENTER,
                                          INCORPORATED

                                          By:    /s/ Jim McBride

                                          Title: Chief Financial Officer


                                          WLFC:

                                          WILLIS LEASE FINANCE CORPORATION

                                          By:    /s/ Donald A. Nunemaker

                                          Title: Executive Vice President


                                          LLC:

                                          PACIFIC GAS TURBINE CENTER, LLC

                                          By:    /s/ Graham P. Bell

                                          Title: President